Exhibit 10.2

THE INDEBTEDNESS AND ALL OTHER PAYMENT OBLIGATIONS EVIDENCED BY THIS SUBORDINATED SECURED PROMISSORY NOTE ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED TO THE PRIOR PAYMENT IN FULL IN CASH OF (I) ALL MILBERG OBLIGATIONS (AS DEFINED HEREIN) PURSUANT TO, AND TO THE EXTENT AND IN THE MANNER SET FORTH IN, THE SUBORDINATION AGREEMENT (AS DEFINED HEREIN) AND (II) ALL OTHER OBLIGATIONS (AS DEFINED HEREIN) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THIS SUBORDINATED SECURED PROMISSORY NOTE BY THE MAKER HEREOF AND THE PAYEE NAMED HEREIN IN FAVOR OF THE SENIOR LENDERS (AS DEFINED HEREIN)

SUBORDINATED SECURED PROMISSORY NOTE

U.S. $47,500,000	July 31, 2005

FOR VALUE RECEIVED, the undersigned, Cygne Designs, Inc., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Commerce Clothing Company LLC, a California limited liability company (“Noteholder”), the original principal amount of FORTY SEVEN MILLION FIVE HUNDRED THOUSAND 00/100 DOLLARS ($47,500,000.00), together with interest thereon, in accordance with the terms and provisions hereof.

SECTION 1. DEFINITIONS.

1.1 Definitions. As used in this Note, the following terms have the following meanings:

“Agreement” means that certain Asset Purchase Agreement, dated as of July 31, 2005, by and among the Noteholder, Hubert Guez (“Guez”), 215 GZ Partners, Guez Living Trust dated December 6, 1996, Griffin James Aron Guez Irrevocable Trust dated January 1, 1996, Stephan Avner Felix Guez Irrevocable Trust dated January 1, 1996 and the Borrower.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

“Dollars” and “$” mean lawful currency of the United States of America.

“Enforcement Action” means any action to enforce any right or remedy available to the Noteholder under this Note, applicable law, or otherwise, including, without limitation, (i) accelerating the maturity of the Note, (ii) exercising any right of setoff or recoupment, (iii) commencing, continuing, or participating in any judicial, arbitral, or other proceeding or any collection or enforcement action of any kind against the Borrower or the Borrower’s assets seeking, directly or indirectly, to enforce any rights or remedies or to enforce any of the obligations incurred by the Borrower under or in connection with the Subordinated Debt, or (iv) commencing, or joining with any other person or entity in commencing, any Proceeding in any jurisdiction.

“Highest Lawful Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by applicable California law, stated as a rate per annum.

“Interest Payment Date” means the last day of each April, July, October and January to occur while any principal of this Note is outstanding, commencing on October 31, 2006, and, to the extent that any principal of this Note is then outstanding, the Maturity Date.

“Maturity Date” means April 30, 2012.

“Milberg Obligations” means any and all debts, obligations and liabilities of Borrower to Milberg Factors, Inc., its successors and/or assigns (“Milberg”), whether absolute or contingent, due or to become due, now existing or hereafter arising and whether direct or acquired by Milberg by transfer, assignment or otherwise.

“Obligations” means (i) the Milberg Obligations or (ii) any indebtedness of the Borrower for borrowed money from, or any other liability owing to any asset-based lender for working capital purposes, and any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor.

“Paid in Full” and “Payment in Full” mean, when used in connection with the Obligations, the full and final, indefeasible payment in cash of all Obligations and the termination of all commitments of any lender to make loans, issue letters of credit, or provide or extend other credit that constitutes Obligations.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Proceeding” means any (i) insolvency, bankruptcy, receivership, liquidation, custodianship, reorganization, readjustment, composition, or other similar proceeding involving the Borrower or all or substantially all of the Borrower’s properties, whether under any bankruptcy, reorganization, or insolvency law, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition, or extension, (ii) proceeding for any liquidation, dissolution, or other winding-up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, (iii) assignment for the benefit of creditors of the Borrower or the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any of its assets or properties, or (iv) marshaling of assets of the Borrower.

“Securities” means any common or preferred stock of the Borrower.

“Senior Lenders” means the holders of the Obligations, including, without limitation, Milberg.

“Subordination Agreement” means the Client Subordination Agreement dated July 31, 2005 delivered by Commerce Clothing Company LLC in favor of Milberg and acknowledged by Cygne Designs, Inc.

“Subordinated Debt” means the indebtedness of the Borrower represented by this Note.

SECTION 2. TERMS OF PAYMENT.

2.1 Principal. The Borrower unconditionally promises to pay, to the extent not prepaid prior thereto in accordance with the terms hereof, the aggregate outstanding principal of this Note on or before the Maturity Date. The principal amount of this Note shall be repaid by paying to the Noteholder (i) $1,500,000 on the last day of each of April, July, October and January commencing on October 31, 2006, through and including January 31, 2009 and (ii) $2,500,000 on the last day of each of April, July, October and January, commencing on April 30, 2009, through and including the Maturity Date.

2.2 Interest. The outstanding principal of this Note shall bear interest at a rate per annum equal to 4.70%, compounded annually. Interest shall begin to accrue hereunder as of the date hereof. Interest on the principal then outstanding shall be paid on each Interest Payment Date.

2.3 Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 12:00 noon, New York time, on the day when due in U.S. dollars to Noteholder at its address referred to in Section 6.4, in same day funds without setoff, counterclaim or other defense.

(a) All computations of interest shall be made by Noteholder on the basis of a year of 365 days (or if applicable, 366 days) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause such payment to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(c) The principal amount of this Note can be prepaid at any time or from time to time without premium or penalty. Any prepayment hereunder shall be applied first to outstanding and accrued interest and then to each remaining principal payment pro rata.

(d) Principal of this Note that is repaid may not be reborrowed by the Borrower.

(e) Until the Maturity Date or the entire principal amount of this Note has been repaid, subject to the provisions of the Subordination Agreement and any other agreement with Milberg, borrower immediately shall use fifty percent (50%) of the proceeds of any sale of its debt securities in a public offering or a private placement (but not including any bank debt, debt to any Senior Lender in connection with the Obligations or any other ordinary course short term obligations) or any sale of its equity securities (other than pursuant to the exercise of options to purchase securities) (any such sale, a “Prepayment Event”) to prepay this Note. To the extent that the Borrower is prevented under the terms of the Subordination Agreement or any other agreement with Milberg from making a prepayment as contemplated by this paragraph, the Borrower may use the proceeds for any purpose permitted by such agreements, including general corporate purposes without default under this Note. To the extent that the amount of the prepayment is applied to principal, the amount of principal owing under this Note shall be reduced by the amount of the prepayment so applied to principal plus another one percent (1%) of the amount of such prepayment, which shall be applied to principal. The proceeds from a Prepayment Event shall be applied against the last of the principal payments due as set forth in Section 2.1 above, and shall not otherwise affect the principal payment schedule set forth in Section 2.1 above. No proceeds from a Prepayment Event may be applied to payment of interest hereunder. The Borrower shall provide the Noteholder with written notice of any Prepayment Event promptly upon consummation of such Prepayment Event

2.4 Milberg Consent. Notwithstanding anything to the contrary in this Note or in the Agreement, each of the Noteholder and the Borrower acknowledges and agrees that no payment in respect of the indebtedness evidenced by this Note, including, without limitation, any scheduled payment of principal and/or interest or any prepayment, may be made by the Borrower, or accepted by the Noteholder, except as expressly permitted pursuant to that certain factoring agreement between Milberg and the Borrower bearing the effective date of July 31, 2005 (the “Factoring Agreement”). Each of the Borrower and the Noteholder has reviewed, understands and agrees to the conditions set forth in the Factoring Agreement to the Borrower making any payment in respect of the indebtedness evidenced by this Note.

SECTION 3. SUBORDINATION.

3.1 Rank. To the extent there is any conflict between any provision of this Note, including, without limitation this Section 3, and any provision of the Subordination Agreement, the provisions of the Subordination Agreement shall control. To the extent there is any conflict between the provisions of this Section 3 and the other provisions of this Note, the provisions of Section 3 shall control. By its acceptance of the Note, the Noteholder and any subsequent holder hereof agrees to the terms and conditions of this Section 3.

3.2 Effect of Subordination. Notwithstanding any other provision set forth in this Note, except as provided in Section 3.4 hereof, all Subordinated Debt (including, without limitation, all interest) is and shall be subordinate and junior in right of payment to the prior Payment in Full of the Obligations. Notwithstanding the foregoing, subject to the rights, if any, of the Senior Lenders under this Section 3.2 to receive cash or other property otherwise payable or deliverable to the Noteholder, nothing contained in this Section 3.2 shall impair, as between the Borrower and the Noteholder, the obligation of the Borrower, subject to the terms and conditions hereof, to pay to the Noteholder the principal hereof and interest hereon as and when the same become due and payable.

3.3 Distributions in Liquidation and Bankruptcy. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or upon any indebtedness of the Borrower, as a result of the liquidation, dissolution, or other winding up, partial or complete, of the Borrower, or as a result of any Proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations or compositions, or as a result of the sale of all or substantially all of the assets of the Borrower, then and in any such event:

(a) The Senior Lenders shall be entitled to receive Payment in Full of all Obligations before the Noteholder shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Debt;

(b) Any payment or distribution of any kind or character, whether in cash, securities, or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Debt shall instead be paid or delivered directly to the Senior Lenders, whether then due or not due, until the Obligations shall have first been Paid in Full;

(c) If any direct or indirect payment is made by Borrower to the Noteholder upon or with respect to the Subordinated Debt prior to the Payment in Full of the Obligations as provided herein, the Noteholder will forthwith deliver the same to the Senior Lenders in precisely the form received (except for the endorsement or assignment by the Noteholder where necessary) for application on the Obligations, whether then due or not due; provided, however, that nothing in this subsection (c) shall in anyway prohibit the non-cash accrual or capitalization of interest payments that results in an increase in the outstanding principal amount of the Subordinated Debt, nor shall any such accrual or capitalization require that any payment or delivery be made to the Senior Lenders, provided further, that in the event the Noteholder is required to surrender any amounts received from the Borrower pursuant to this Section 3.3, then the outstanding principal amount due under this Note shall be increased by such amount delivered by the Noteholder to the Senior Lenders. Until delivered to the Senior Lenders, any payment or distribution required to be delivered to the Senior Lenders pursuant to this subsection shall be held in trust by the Noteholder as property of the Senior Lenders; and

(d) Upon Payment in Full of the Obligations under this Section 3.3, all remaining amounts held by the Noteholder shall be applied to the Note and no payments or distributions to the Seniors Lenders made hereunder shall, as between the Borrower and its creditors, other than the Senior Lenders and the Borrower, be deemed to be a payment by the Borrower to or on account of this Note.

3.4 Permitted Payments. Subject to the provisions of the Subordination Agreement, so long as no event of default (as such may be defined in the documentation relating to the Obligations) with respect to any Obligations shall have been declared in writing by the Senior Lenders and be continuing or would result after giving effect to any payments of interest or principal on the Subordinated Debt, then Borrower may make, and the Noteholder may accept or receive from the Borrower, payments of interest and principal on the Subordinated Debt in accordance with the terms of this Note; provided, however, that in the event there shall have been declared in writing by the Senior Lenders and be continuing any event of default under the Obligations, then all payments on account of the Subordinated Debt shall be suspended until such event of default shall have been cured (in the case where a cure period applies), ceased to exist or waived. Notwithstanding the foregoing, in the event there shall have been declared in writing by the Senior Lenders and be continuing any event of default under the Obligations, then the Noteholder, at its option, may cure the event of default under the Obligations on behalf of the Borrower, in which case, such amounts paid by the Noteholder to the Senior Lenders shall be added to the outstanding principal amount due hereunder.

3.5 Acceleration or Exercise of Remedies. Subject to the provisions of the Subordination Agreement, the rights of Milberg thereunder and the rights of the Senior Lenders under this Note, the Noteholder may take any Enforcement Action at any time, including while any Obligation (other than a Milberg Obligation) is outstanding.

3.6 Additional Documents. To the extent necessary for the holders of Obligations to realize or preserve the full benefits of this Section 3, the Noteholder and the Borrower, at their own expense and at any time from time to time, shall execute and deliver such instruments or documents and take such further action as may be reasonably requested by any Senior Lender.

SECTION 4. EVENTS OF DEFAULT; REMEDIES.

4.1 Events of Default. Unless waived by the Noteholder in writing, each of the following events (each an “Event of Default”) shall constitute an Event of Default; provided that, the Borrower fails to cure the applicable breach, violation or failure within the applicable time period, if any, set forth in the applicable Subsection below or in Section 4.2(a) after receipt of written notice thereof from the Noteholder and; provided, further, that it shall not be an Event of Default hereunder if the Borrower is prohibited from making any payment or prepayment hereunder under the terms of the Subordination Agreement or any other agreement with Milberg. For purposes of clarity, no Event of Default shall be deemed to have occurred hereunder, and the Borrower shall not be in default under this Note, unless and until such notice has been duly given, and, in each case for which a cure period applies, such time period shall have passed and such breach, violation or failure shall not have been cured. No such notice may be given by the Noteholder until the passage of any period of time specified in the applicable Subsection below or Section 4.2(a), if applicable;

(a) any failure by the Borrower to pay the principal of or interest or premium on any of the obligations under this Note or any fee or other amount owing thereunder when due, whether upon demand or otherwise; provided that, the Borrower fails to cure such failure within 45 days after receipt of written notice thereof from the Noteholder;

(b) subject to Section 4.2(a) below, any representation or warranty made by the Borrower in the Agreement or other agreements contemplated by the Agreement (other than this Note and the Security Agreement (as defined below), which are expressly excluded from this Section 4.1(b)), any financial statement, or any certificate furnished by the Borrower at any time to the Noteholder shall prove to be untrue in any material respect as of the date on which made or furnished;

(c) any representation or warranty made by the Borrower in this Note or the Security Agreement (as defined below) at any time shall prove to be untrue in any material respect as of the date on which made or furnished;

(d) subject to Section 4.2(a) below, any material default shall occur in the observance or performance of any of the covenants and agreements contained in the Agreement or other agreements contemplated by the Agreement (other than this Note and the Security Agreement (as defined below), which are expressly excluded from this Section 4.1(d));

(e) any material default shall occur in the observance or performance of any of the covenants and agreements contained in this Note (other than any payment covenant, which shall be governed by Section 4.1(a) hereof) or the Security Agreement (as defined below); provided that, the Borrower fails to cure such failure within 45 days after receipt of written notice thereof from Noteholder;

(f) any default shall occur with respect to any debt (other than with respect to the Milberg Obligations or any replacement lender’s Obligations, if the default, with respect to such Milberg Obligations or such replacement lender’s Obligations, is caused by Guez or the existence of, or compliance with, this Note) of the Borrower, in an outstanding principal amount which individually, or in the aggregate, exceeds $500,000, or under any agreement or instrument under or pursuant to which any such debt may have been issued, created, assumed, or guaranteed by the Borrower, and such default shall continue for more than the period of grace, if any, therein specified, and such debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(g) the Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(h) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(i) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower;

(j) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof if, in the case of any action by the Borrower;

(k) all or any material part of the property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower shall be assumed by any governmental authority or any court of competent jurisdiction at the instance of any governmental authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(l) this Note shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Borrower or any other obligor;

(m) one or more judgments, orders, decrees or arbitration awards is entered against the Borrower by persons other than the Noteholder or its Affiliates (as defined in the Agreement) involving in the aggregate liability (to the extent not covered by independent third-party insurance) as to any single or related or unrelated series of transactions, incidents or conditions, of $250,000 or more in excess of applicable deductibles, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(n) there occurs a Change of Control of the Borrower (other than as a result of actions taken by the Noteholder, Guez or any of their respective Affiliates (as defined in the Agreement)) (for purposes hereof, “Change of Control” means (i) any transaction or series of transactions that, individually or cumulatively, together with one or more prior transactions, other than the transactions contemplated by the Agreement, result in a transfer of over 50% of Borrower’s assets, (ii) a merger, consolidation, sale of stock or other transaction, series of transactions or cumulative transfers as a result of which, together with one or more prior transactions other than the transactions contemplated by the Agreement, there is a cumulative change in ownership of over 50% of the equity owners of Borrower, excluding any transfer to current owners of Borrower or the surviving entity or successor-in-interest to Borrower immediately upon completion of any such future transaction, as measured from the date of this Note, or (iii) the stockholders of Borrower approve a plan of complete liquidation of Borrower);

(o) the Borrower incurs any indebtedness or issues any bonds, notes or other obligations above $250,000 in the aggregate in any fiscal year other than (i) for purposes of obtaining working capital through Milberg or any replacement lender or for trade credit purposes, (ii) any Obligations and (iii) in connection with any Prepayment Event;

(p) the Borrower directly or indirectly pays or declares any dividend or makes any distribution upon, or redeems or repurchases, any shares of capital stock other than in connection with a Prepayment Event and other than pursuant to arrangements with employees upon termination of employment at prices no greater than the original purchase price of such shares;

(q) the Borrower enters into a binding agreement with respect to a transaction which, if consummated, would result in a Change of Control of the Borrower;

(r) the Borrower purchases any capital stock or other interest in, or any material portion of the assets of, any other entity;

(s) the Borrower makes any capital expenditure in excess of $250,000 in the aggregate in any fiscal year; or

(t) the Borrower grants a security interest in, or otherwise pledges as security for indebtedness or other obligation, any trademark owned by the Borrower to any third party other than Milberg or any replacement lender or to the Senior Lenders in connection with the Obligations.

4.2 Limitations on Events of Default. Notwithstanding anything in Section 4.1 to the contrary and, in addition to any notices required thereunder:

(a) no breach of any representation, warranty or covenant set forth in the Agreement or other agreements contemplated by the Agreement (other than this Note or the Security Agreement, which are expressly excluded from this Section 4.2(a)), any financial statement, or any certificate furnished by the Borrower at any time to the Noteholder shall constitute an Event of Default unless and until (i) the existence of such breach has been determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) written notice has been furnished and 45 days have elapsed and such breach has not been cured;

(b) non-payment of the Deferred Purchase Price (as defined in the Agreement), if such non-payment is in accordance with the non-payment provisions set forth in Section 2.4 of the Agreement, shall not constitute an Event of Default under Section 4.1; and

(c) no action by the Borrower under Subsections 4.1(l), (m), (n), (o), (p), (q), (r), shall be an Event of Default hereunder if the Borrower gives the Noteholder written notice of its intent to take such action at least 30 days prior to taking such action and, the Noteholder does not object in writing to the taking of such action within such 30 day period.

4.3 Remedies. If any Event of Default shall have occurred and be continuing, then, and in any such event, in addition to all other rights, remedies and powers of Noteholder under this Note or otherwise available at law or in equity, unless such event has been cured, after the applicable notice periods set forth in this Note, if any, the Noteholder may, upon five (5) Business Days notice to the Borrower, declare all outstanding principal of this Note (and all accrued and unpaid interest thereon) and all other amounts owing under this Note to be forthwith due and payable, whereupon all outstanding principal of this Note, all such accrued and unpaid interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the United States Bankruptcy Code, all outstanding principal of this Note, all accrued and unpaid interest thereon and all other amounts owing under this Note shall automatically become and be due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or any notice of any kind, all of which are hereby expressly waived by the Borrower. In the event the Noteholder is required to surrender or return any amounts received from Borrower under this Note due to fraudulent activities or bankruptcy of the Borrower, then such amounts repaid by Borrower shall be added to the outstanding principal amount due under this Note, provided, that the Noteholder shall be entitled to retain any and all interest payments paid by the Borrower hereunder.

SECTION 5. SECURITY AGREEMENT.

This Note is secured by a certain Security Agreement (the “Security Agreement”) of even date herewith between the Borrower and the Noteholder granting the Noteholder a security interest in the Collateral (as defined therein) and is subject to and governed by the terms and conditions of the Security Agreement.

SECTION 6. MISCELLANEOUS.

6.1 Limitation on Senior Secured Indebtedness. Except for the Obligations to the Senior Lenders, the Borrower shall not incur indebtedness senior to the Subordinated Debt which is secured, in the aggregate, by a pledge of more than 60% of its Inventory and/or 90% of its Accounts in existence at any time and from time to time (each as defined in the Uniform Commercial Code in effect from time to time in the State of California and as determined in accordance with generally acceptable accounting principles, consistently applied).

6.2 List of Shareholders. On or before the first day of each month prior to the Maturity Date, the Borrower agrees to cause its transfer agent to deliver to the Noteholder a list of record holders of the common stock of the Borrower.

6.3 Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Noteholder and, to the extent all or any portion of the Milberg Obligations remain outstanding, Milberg, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.4 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, to it care of Cygne Designs, Inc., 11 West 42nd Street, 9th Floor, New York, New York, 10018, attention: President, and if to Noteholder, to it care of Commerce Clothing Company LLC, 5804 E. Slauson Avene, Commerce, California, 90040, attention: Hubert Guez; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to Noteholder pursuant to this Note shall not be effective until received by Noteholder.

6.5 No Waiver; Remedies. No failure on the part of Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No failure on the part of any Senior Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note or any other instrument, agreement or other document relating to the Obligations shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note or any other instrument, agreement or other document relating to the Obligations preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.6 Absolute and Unconditional Obligation; Relationship of Parties. (a) Subject to the provisions of the Subordination Agreement, the Borrower acknowledges that the Borrower’s obligation to pay the Subordinated Debt in accordance with the Agreement and the provisions of this Note is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever (other than the absence of an Event of Default) which might otherwise constitute a defense to this Note or the obligation of the Borrower hereunder to pay the Subordinated Debt and the Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or cross-claim of any nature whatsoever (other than the absence of an Event of Default) with respect to the obligation of the Borrower to pay the Subordinated Debt in accordance with the provisions of this Note in any action or proceeding brought by Noteholder to collect the Subordinated Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by the Security Agreement and any other document or instrument securing repayment of the Subordinated Debt, in whole or in part.

(b) The relationship of Noteholder to the Borrower hereunder is strictly and solely that of lender and borrower and nothing contained in the Agreement or any other document, agreement or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the Agreement or this Note is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Noteholder and the Borrower other than as lender and borrower.

6.7 Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses in connection with the administration, modification and amendment of this Note and any other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel for Noteholder with respect thereto and with respect to advising Noteholder as to its rights and responsibilities under this Note. The costs and expenses of the preparation, execution and delivery of this note shall be borne by the parties in accordance with the terms of the Agreement. The Borrower further agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and any other instruments and documents delivered in connection herewith, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6.7. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note and any other instruments and documents delivered in connection herewith, and agrees to save Noteholder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

(b) All amounts that become due and payable from time to time under Section 6.7(a) shall be capitalized and added to the outstanding principal amount of this Note on the date when due to the fullest extent permitted under applicable laws.

6.8 Usury Savings Clause. (a) It is the intention of the parties hereto to comply with applicable state and federal usury laws (now or hereafter enacted). Accordingly, notwithstanding any provision to the contrary in this Note or any other document related hereto, in no event (including, but not limited to, prepayment or acceleration of the maturity of any obligation) shall this Note or any such other document require the payment or permit the collection of interest in excess of the Highest Lawful Rate. If under any circumstance whatsoever, any provision of this Note or of any other document pertaining hereto, shall provide for the payment or collection of interest in excess of the Highest Lawful Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Noteholder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document pertaining hereto or otherwise an amount that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Borrower to Noteholder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to Noteholder, under any specified contingency, exceeds the Highest Lawful Rate, the Borrower and Noteholder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

(b) If at any time the interest rate hereunder (the “Stated Rate”) exceeds the Highest Lawful Rate, then the rate at which interest shall accrue hereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued hereunder equals the total amount of interest that would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

6.9 Waiver. The Borrower and each surety, guarantor, endorser and other party ever liable for payment of this Note or any part hereof jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to Noteholder. Noteholder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

6.10 Conflict. Each of the Noteholder and the Borrower expressly acknowledges and agrees that to the extent there is any conflict between any provision of this Note and any provision of the Subordination Agreement, the provisions of the Subordination Agreement shall control.

6.11 Binding Effect. This Note shall be binding upon and inure to the benefit of the Borrower and Noteholder and their respective successors and assigns, except that the Borrower shall not have the right to assign or delegate any of its rights or obligations hereunder or any interest herein without the prior written consent of Noteholder, which may be granted or withheld in its sole and absolute discretion.

6.12 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflicts of laws principles thereunder.

6.13 Jurisdiction. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or federal court of the United States of America sitting in the County of Los Angeles, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California state court, or to the extent permitted by law, in such federal court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that Noteholder may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

(b) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any California state or federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The Borrower agrees to not assert any claim against Noteholder, any of its affiliates, or any of their respective directors, officers, attorneys, agents and advisers, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Note, any of the transactions contemplated herein or the actual or proposed use of the loan evidenced by this Note.

6.14 Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

6.15 ENTIRE AGREEMENT. THIS NOTE, THE AGREEMENT, THE SECURITY AGREEMENT, THE SUBORDINATION AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY AND THEREBY REPRESENT THE FINAL, FULL AND ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE

OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS BEEN AFFORDED A FULL AND FAIR OPPORTUNITY TO UNDERTAKE WHATEVER INVESTIGATION(S) IT DEEMED NECESSARY OR APPROPRIATE IN ORDER FOR IT TO ENTER INTO OR ACCEPT THIS NOTE. EACH PARTY ACKNOWLEDGES THAT NO OTHER PARTY (AND NO PERSON PURPORTING TO ACT ON BEHALF OF ANY OTHER PARTY) HAS MADE ANY PROMISE, REPRESENTATION OR WARRANTY NOT CONTAINED HEREIN, OR IN THE AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED HEREBY AND THEREBY TO INDUCE EXECUTION OR ACCEPTANCE OF THIS NOTE AND EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS NOT EXECUTED OR ACCEPTED THIS NOTE IN RELIANCE UPON (A) ANY PROMISE, REPRESENTATION OR WARRANTY NOT CONTAINED HEREIN, OR IN THE AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED HEREBY AND THEREBY OR (B) ANY FACT OR STATE OF FACTS NOT EXPRESSLY RECITED HEREIN OR IN THE AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HAS CONDUCTED SUCH INVESTIGATION AS IT HAS DEEMED NECESSARY PRIOR TO EXECUTING OR ACCEPTING THIS NOTE, WAIVES AND DEEMS UNNECESSARY ANY FURTHER INVESTIGATION, INQUIRY OR KNOWLEDGE, AND EXPRESSLY ASSUMES THE RISK OF ANY MISTAKE OF FACT WITH REGARD TO THE MAKING OF OR ACCEPTING THIS NOTE. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO ASSERT ANY CLAIM OF FRAUD IN THE INDUCEMENT OF THIS NOTE, WHETHER ARISING BY MISREPRESENTATION OR OMISSION, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK, REQUEST OR OBTAIN RECISSION OF THIS NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

CYGNE DESIGNS, INC., a Delaware corporation

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	President

By:	/s/ Roy Green
Name:	Roy Green
Title:	Secretary

ACKNOWLEDGED AND AGREED:

COMMERCE CLOTHING COMPANY LLC

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	Manager